Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statements on Form S-8 (Nos. 2-63561, 2-90023, 33-4067, 33-22604, 33-22605, 33-29484, 33-39851, 33-39852, 33-46521, 33-60642, 33-60696, 33-61427, 33-64849, 333-04771, 333-04819, 333-04821, 333-40222, 333-40224, 333-47787, 333-47789, 333-48243, 333-57444, 333-69359, 333-79551, 333-87055, 333-50092, 333-53314, 333-53828, 333-75170, 333-113510, 333-132409, 33-156309, 333-163653, 333-181951 and 333-194556) of Analog Devices, Inc. and

(2)
Registration Statements on Form S-3 (Nos. 333-08505, 333-08509, 333-17651, 333-87053, 333-48928, 333-51530, 333-53660, 333-160215, 333-183490, and 333-207043) of Analog Devices, Inc. and in the related Prospectuses;

of our reports dated November 24, 2015, with respect to the consolidated financial statements and schedule of Analog Devices, Inc. and the effectiveness of internal control over financial reporting of Analog Devices, Inc. included in this Annual Report (Form 10-K) of Analog Devices, Inc. for the year ended October 31, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 24, 2015